EXHIBIT 10.3

                          EMPLOYMENT AGREEMENT ADDENDUM
                           WAIVER OF CHANGE IN CONTROL


WHEREAS, Ameritrade Holding Corporation (the "Company") and Joseph H. Moglia, (the "Executive") entered into an employment agreement dated as of March 1, 2001 (the "Employment Agreement"), and option agreement(s) (collectively, the "Option Agreement"); and

WHEREAS, pursuant to certain corporate transactions, the Company will become a wholly-owned subsidiary of a new public company ("New Ameritrade") pending applicable approval (the "Transaction");

NOW THEREFORE, it is hereby covenanted and agreed by the Company and the Executive as follows:

The parties have agreed that, for purposes of the Employment Agreement and the Option Agreement, the Transaction does not constitute a Change in Control, as defined in the Employment Agreement and Option Agreement, and the Executive hereby waives all rights that the Executive would have had under the Employment Agreement and Option Agreement if the Transaction constituted a Change in Control within the meaning of the Employment Agreement and/or Option Agreement, as applicable.

The parties agree that this agreement (the "Addendum") does not retroactively impair or otherwise adversely affect the rights of the Executive under the Employment Agreement or Option Agreement and does not enrich the Executive by providing any additional benefits under the Employment Agreement or the Option Agreement as a result of the Transaction. Except as provided herein, all provisions of the Employment Agreement and Option Agreement shall remain in full force and effect.

For Ameritrade Holding Corporation:

/s/ Kurt D. Halvorson
------------------------------------
Signature


Executive Vice President and Chief Administrative Officer
---------------------------------------------------------
Title


Accepted and agreed to June 25, 2002

/s/ Joseph H. Moglia
------------------------------------
Executive